EXHIBIT 10.11
NEW SUBLEASE AND TERMINATION OF PRIOR SUBLEASE
NEW SUBLEASE AND TERMINATION OF PRIOR SUBLEASE (this “Sublease”), made as of the 21st day of December, 2010, by and between Primus Financial Products, LLC, a Delaware limited liability company, having an office at 360 Madison Avenue, New York, New York (“Sublessor”), and Seaport Group Leasing, LLC, a New York limited liability company, having an office at 360 Madison Avenue, New York, New York (“Sublessee”).
Statement of Facts
A. Pursuant to an Agreement of Lease made as of July 25, 2002, between Madison 45 LLC (“Prime Landlord”) and Sublessor, a copy of which has been previously provided to Sublessee (the “Original Prime Lease”), Prime Landlord leased to Sublessor the entire rentable area of the twenty-third (23rd) floor (the “23rd Floor Premises”) in the building known as 360 Madison Avenue, New York, New York (the “Building”), said 23rd Floor Premises being more particularly described in the Original Prime Lease.
B. Pursuant to a First Amendment of Lease made as of February  _____, 2006 between Prime Landlord and Sublessor (the “First Amendment”), the Prime Landlord leased to Sublessor the entire twenty-fifth (25th) floor of the Building (the “25th Floor Premises”), said 25th Floor Premises being more particularly described in the First Amendment (the Original Prime Lease and First Amendment shall collectively be the “Prime Lease”).
C. Pursuant to a Sublease made as of July 1, 2009, between Sublessor and Sublessee, (the “25th Floor Sublease”), Sublessor subleased to Sublessee the 25th Floor Premises as more particularly described in the 25th Floor Sublease, and which 25th Floor Sublease was consented to by Prime Landlord on July 17, 2009.
D. Sublessee desires to vacate the 25th Floor Premises and terminate the 25th Floor Sublease and, instead, sublease from Sublessor the 23rd Floor Premises and Sublessor is willing to recapture the 25th Floor Premises and, sublease to Sublessee the 23rd Floor Premises upon the terms and conditions hereinafter set forth. Capitalized terms used herein and not otherwise defined, shall have the same meanings ascribed to them in the Prime Lease.
NOW, THEREFORE, in consideration of the mutual covenants herein contained, Sublessor and Sublessee hereby agree as follows:
1.	Agreement to Sublease and Termination of 25th Floor Sublease.
(a) Agreement to Sublease. Provided Sublessee is not in default of any of the terms of this Sublease or the 25th Floor Sublease either as of the date hereof or the 23rd Floor Sublease Commencement Date (as hereinafter defined), Sublessor hereby leases to Sublessee and Sublessee hereby hires from Sublessor the 23rd Floor Premises upon the terms hereinafter contained and, subject to and subordinate to the provisions of the Prime Lease, for a term (the “23rd Floor Sublease Term”) which shall commence on the date which shall be the date upon which Sublessor shall deliver possession of the 23rd Floor Premises to Sublessee (the “23rd Floor Sublease Commencement Date”) and shall end on September 29, 2016 (the “Sublease Expiration Date”), unless terminated sooner pursuant to the terms hereof. Notwithstanding anything to the contrary contained herein, Sublessor shall deliver possession of the 23rd Floor Premises to Sublessee, in the condition required pursuant to Section 5 herein, on the latest to occur of (i) full execution of this Sublease, (ii) receipt of the first month’s Base Rent (as hereinafter defined) which shall be paid to the Sublessor upon Sublessee’s execution of this Sublease but will be held undeposited until Prime Landlord’s consent referenced in point (iii) below is received and delivery of the Security Deposit (as hereinafter defined) to Sublessor (but Sublessor may deliver the 23rd Floor Premises prior to its receipt of the additional Security Deposit as contemplated by Section 11(e) of this Sublease), (iii) receipt of Prime Landlord’s consent to this Sublease or Sublessee’s occupancy of the 23rd Floor Premises pursuant to this Sublease, a copy of which shall be delivered by Sublessor promptly upon receipt to Sublessee, (iv) delivery of possession of the 25th Floor Premises from Sublessee to Sublessor in the condition required under the 25th Floor Sublease (except that Sublessee shall leave the 25th Floor Furniture (as hereinafter defined) in the 25th Floor Premises, (v) payment to Sublessor of any and all sums due under the 25th Floor Sublease through the Surrender Date (as defined below) and (vi) January 20, 2011. When the 23rd Floor Sublease Commencement Date has been determined, Sublessor shall deliver to Sublessee, and Sublessor and Sublessee shall execute a commencement date agreement in the form attached hereto as Exhibit C, confirming the actual 23rd Floor Sublease Commencement Date. Sublessor shall not, prior to the 23rd Floor Sublease Commencement Date, in bad faith willfully delay delivery of possession of the 23rd Floor Premises if Prime Landlord consents to this Sublease. If, for any reason, the 23rd Floor Sublease Commencement Date does not occur within six (6) months after the date of this Sublease, this Sublease shall be terminated and of no further force and effect, except that each party hereto shall retain whatever rights and remedies it may have under this Sublease for any breach by the other party and the 25th Floor Sublease shall continue in full force and effect.
(b) Termination of 25th Floor Sublease. As of the 23rd Floor Sublease Commencement Date, (the “Surrender Date”), Sublessee shall (a) remove all Sublessee’s fixtures and personal property from the 25th Floor Premises in accordance with the requirements of the 25th Floor Sublease (but subject to Section 20 hereof); (b) surrender possession of the 25th Floor Premises to Sublessor in broom-clean condition; and (c) surrender to Sublessor all keys for the 25th Floor Premises. Sublessee does hereby acknowledge and agree that Sublessee’s surrender of the 25th Floor Premises to Sublessor shall not release Sublessee from its obligations under the 25th Floor Sublease including, but not limited to, Sublessee’s obligation to pay Base Rent, additional rent, Sublessee’s Tax Share and Proportionate Share of Operating Expenses, Sublessee’s Air Conditioning Costs, A/C Payment, Sublessee Surcharges, and all other charges imposed on Sublessee under the 25th Floor Sublease accruing with respect to the 25th Floor Premises prior to the Surrender Date, which liability shall survive the Surrender Date. Sublessee agrees that upon the Surrender Date, Sublessor shall be released from all claims, costs, causes of action, damages and all other liability arising after the Surrender Date related to Sublessee’s sublease of the 25th Floor Premises. Sublessor agrees that, provided Sublessee complies with the provisions of this

Sublease and the 23rd Floor Commencement Date occurs (x) the 25th Floor Sublease shall be deemed terminated and of no further force and effect as of the Surrender Date (except for any provisions expressly stated therein and herein to survive termination of the 25th Floor Sublease) and (y) Sublessee shall, as of the Surrender Date, be released of all obligations with respect to the 25th Floor Premises except for any reconciliation of Operating Expenses, Taxes and payment of all other costs and charges with respect to the 25th Floor Premises applicable to any period of time prior to the Surrender Date and such reconciliation and obligation to pay for all such other costs shall expressly survive the expiration or termination of the 25th Floor Sublease and nothing in this Sublease shall change any provision of the 25th Floor Sublease with respect to payments (or reconciliation of payments) of Operating Expenses, Taxes or any other sums accruing or arising prior to the Surrender Date even if the same are billed after the Surrender Date. The failure of Sublessee to pay any amounts attributable to the 25th Floor Premises after the Surrender Date within ten (10) business days after Sublessee’s receipt of demand therefore shall be deemed a default under this Sublease.
(c) Representations. Sublessee represents and covenants, with respect to Sublessee’s rights in and occupancy of the 25th Floor Premises, that the following statements are true as of the date hereof and will be true on the Surrender Date:
(i) Sublessee owns and holds the entire subleasehold interest of Sublessee under the 25th Floor Sublease;
(ii) There exist no subleases or occupancy agreements affecting the 25th Floor Premises or any part thereof other than the 25th Floor Sublease;
(iii) Sublessee has not assigned or encumbered Sublessee’s interest under the 25th Floor Sublease or any part thereof or any alterations, decorations, installations, additions and improvements to the 25th Floor Premises; and
(iv) Sublessee has not done or knowingly suffered any act or omission and will not do or knowingly suffer any act or omission whereby the 25th Floor Premises or any part thereof is or may be in any way charged, assessed or encumbered. No contracts for the furnishing of any labor or materials with respect to improvements or alterations in or about the 25th Floor Premises have been let by Sublessee or are outstanding that have not been performed and satisfied.
(d) Indemnification. Sublessee agrees to defend, indemnify and save Sublessor harmless from and against all claims, loss, cost, damage and expense sustained by Sublessor (including, without limitation, all expenses, costs and reasonable attorneys’ fees of Sublessor in any action or defense undertaken by Sublessor to protect itself from such loss or damage) resulting from any breach by Sublessee of the covenants, representations and warranties made in Sections 1(b) and (c) herein, from any lien, charge, encumbrance or claim against the 25th Floor Premises relating to any work or action caused or undertaken by or on behalf of Sublessee prior to the Surrender Date, from any failure of Sublessee to surrender possession of the 25th Floor Premises by the Surrender Date in the manner required hereunder, which obligation shall survive the Surrender Date.

(e) Cooperation. Sublessor and Sublessee shall cooperate with one other in the exchange of occupancies of the 23rd Floor Premises and the 25th Floor Premises on the Surrender Date and the 23rd Floor Sublease Commencement Date. Sublessor and Sublessee shall minimize any interference with the other’s vacating of their current occupancy and move into their new occupancy. Prior to the 23rd Floor Sublease Commencement Date, Sublessee and Sublessor shall be permitted to access the 23rd Floor Premises and the 25th Floor Premises, respectively, at reasonable times and upon prior notice to the other for the purpose of installing data and communications services, and each party shall minimize any interference with the ordinary conduct of the other’s business during any such installation.
2. Use and Occupancy. Sublessee shall use and occupy the 23rd Floor Premises only for the use permitted in the Prime Lease and for absolutely no other purpose.
3. Base Rent and Additional Rent.
(a) Commencing as of the 23rd Floor Sublease Commencement Date, Sublessee shall pay to Sublessor an annual base rent of Seven Hundred Twenty-Six Thousand Four Hundred Forty-Nine Dollars ($726,449.00) (“Base Rent”). The Base Rent shall be paid without any prior demand therefor, in equal monthly installments of Sixty Thousand Five Hundred Thirty-Seven Dollars and Forty-Two Cents ($60,537.42) in advance, on the first day of each month during the 23rd Floor Sublease Term, without any abatement, deduction, counterclaim, setoff or defense whatsoever (except as may be expressly provided herein). If the 23rd Floor Sublease Commencement Date is not the first day of a calendar month, then the Base Rent shall be pro-rated for such partial calendar month and the balance of the first monthly installment of Base Rent theretofore paid shall be credited against the next monthly installment of Base Rent. The monthly installment of Base Rent payable on account of any partial calendar month during the 23rd Floor Sublease Term, if any, shall be prorated. Notwithstanding the foregoing, provided Sublessee is not in default in the performance of any of the terms, covenants and conditions of this Sublease beyond applicable notice and cure periods, Sublessee shall receive an abatement of Base Rent for the first ninety (90) days of the 23rd Floor Sublease Term (the “Abatement Period”) but during the Abatement Period Sublessee shall otherwise be required to comply with all the other terms, covenants and conditions of this Sublease. The first month of Base Rent to be paid to the Sublessor upon Sublessee’s execution of this Sublease shall be applied to the period following the Abatement Period. If Sublessor has received any Base Rent, additional rent, Operating Expenses, Air Condition Costs or A/C Payment payable for the 25th Floor Premises applicable to any period of time after the 23rd Floor Sublease Commencement Date, Sublessor shall credit such payment to Sublessee’s next payment of Base Rent due under this Sublease for the 23rd Floor Premises.

(b) In addition to Sublessee’s obligation to pay Base Rent, Sublessee shall also pay to Sublessor, as additional rent hereunder no later than (10) days after receipt of demand therefor (except for items of additional rent which are recurring monthly items in which case shall be paid as and when Sublessee pays its Base Rent), all other amounts that become due and payable from time to time by Sublessor under the provisions of the Prime Lease solely with respect to the 23rd Floor Premises (as set forth in invoices or bills received by Sublessor from Prime Landlord for such amounts attributable to the 23rd Floor Premises only, or in the alternative, pursuant to a percentage allocation agreed upon by Sublessor and Sublessee if such invoices or bills combine amounts applicable to both the 23rd Floor Premises and the 25th Floor Premises), including, without limitation:
(i) the additional rent payable under Sections 3.03 and 3.04 of the Prime Lease pertaining to the escalation in Operating Expenses (as such term is defined in the Prime Lease); and
(ii) the additional rent payable under Sections 3.01 and 3.02 of the Prime Lease pertaining to the escalation in Taxes (as such term is defined in the Prime Lease); and
(iii) the additional rent payable under Sections 3.05 and 3.06 of the Prime Lease pertaining to the payments of Air Conditioning Costs and Tenant’s A/C Payment (as such terms are defined in the Prime Lease);
provided, however, that:
(1) for purposes of calculating the escalation in Operating Expenses payable as additional rent under this Sublease, as set forth in the Prime Lease, the term “Base Operating Factor”, as used therein, shall be deemed to be the Operating Expenses for the 2011 calendar year; and
(2) for purposes of calculating the escalation in Taxes payable as additional rent under this Sublease, as set forth in the Prime Lease, the term “Base Tax”, as used therein, shall be deemed to mean the product determined by multiplying (x) the amounts for which the Land (as defined in the Prime Lease) and Building are assessed by the City of New York for the purpose of establishing Taxes (as defined in the Prime Lease) to be paid by Prime Landlord for the Tax Year (as defined in the Prime Lease) July 1, 2010 to June 30, 2011 as finally determined, by (y) the real property tax rate applicable to the Real Property (as defined in the Prime Lease) with respect to such Tax Years.
(c) Sublessee’s Tax Share and Proportionate Share of Operating Expenses shall be the same as those provided in Article 3 of the Original Prime Lease. In addition, Sublessor shall provide Sublessee with statements based on Landlord’s Statements (as defined in the Prime Lease) for Sublessee’s Tax Payment and Operating Payment (as defined in the Prime Lease) in the manner provided in the Prime Lease and Sublessee shall make such Tax Payments and Operating Payments to Sublessor in the manner required under the Prime Lease, but subject to the modifications set forth in this Sublease. Sublessee’s obligations to pay additional rent shall survive the termination or expiration of this Sublease in the same manner as provided under the Prime Lease.
(d) Sublessor shall supply Sublessee with a copy of any backup documentation it receives from the Prime Landlord in connection with invoices for increases in Taxes, Operating Expenses, Air Conditioning Costs or Tenant’s A/C Payment with respect to the 23rd Floor Premises.

(e) All sums of money (except for Base Rent) as shall become due from and payable by Sublessee to Sublessor hereunder shall be deemed additional rent. If Sublessee fails to make any payment of additional rent when due, Sublessor shall have the same rights and remedies with respect thereto as for a default in payment of Base Rent when due. All Base Rent and additional rent shall be paid to Sublessor at its office at the Building, or such other place, or to such agent and at such place, as Sublessor may designate by ten (10) days’ prior written notice to Sublessee, without any abatement, deduction, counterclaim, setoff or defense whatsoever, in lawful money of the United States of America.
(f) Sublessee is responsible for paying for all charges for all services, materials, and other items provided to the Sublessee (or on its behalf) by or on behalf of the Prime Landlord or its contractors or agents to the extent such services, materials, and other items are not required, pursuant to the Prime Lease, to be provided without charge.
(g) Sublessee shall also pay to Sublessor, as additional rent, any and all amounts other than annual fixed rent, which, by the terms of the Prime Lease become due and payable by Sublessor to Prime Landlord and which would not have become due and payable but for the acts, requests for services, and/or failures to act of Sublessee, its agents, officers, representatives, employees, servants, contractors, invitees, licensees or visitors (“Sublessee Surcharges”) but Sublessee shall not be required to pay for any costs imposed by Prime Landlord to the extent the same arise from Sublessor’s negligence or willful misconduct. Within a reasonable time after receipt by Sublessor of any statement or written demand from Prime Landlord including any Sublessee Surcharges, Sublessor will furnish Sublessee with a copy of such statement or demand together with Sublessor’s statement of the amount of any such Sublessee Surcharges, and Sublessee shall pay to Sublessor the amount of such Sublessee Surcharges within ten (10) days after Sublessee’s receipt of such statement or demand; provided, however, that in any instance in which Sublessee shall receive any such statement or demand directly from Prime Landlord, Sublessee may pay the amount of the same directly to Prime Landlord and provide a copy of same to Sublessor. Sublessee shall have the right to make requests for additional or specific services directly to the Prime Landlord to the extent permitted by the Prime Landlord but shall provide Sublessor with notice or a copy of any such request.
(h) If payment of any Base Rent or additional rent shall not have been paid to Sublessor by the fifth (5th) day after the date on which such amount was due and payable, the interest and late charges set forth in the Prime Lease for any late payments shall be due and payable by Sublessee on demand, which interest and charges are agreed on by Sublessor and Sublessee as representative of the fair and reasonable estimate of costs Sublessor will incur by reason of Sublessee’s failure to make prompt payment. In the event of a default in payment of any interest or late charges, Sublessor shall have (in addition to all other remedies) the same rights as provided in this Sublease (including without limitation the provisions of the Prime Lease incorporated by reference) for nonpayment of Base Rent. Nothing contained in this Article and no acceptance of interest or late charges by Sublessor shall be deemed to extend or change the time for payment of Base Rent or additional rent.

(i) Sublessee shall make arrangements to obtain electrical service for the 23rd Floor Premises directly from the applicable utility company and shall pay when due all charges for the electricity consumed in the 23rd Floor Premises and all electric current used in the operation of the heating, ventilation and air-conditioning servicing the 23rd Floor Premises (including the Floor Unit (as defined in the Original Prime Lease)) and any supplemental air conditioning, fans and motors. Sublessee shall continue, at its cost and expense, the maintenance service agreement currently in place for the supplemental unit (or an equivalent maintenance agreement) throughout the Sublease Term.
(j) Sublessee acknowledges that the 23rd Floor Premises are subject to additional air-conditioning and cleaning/garbage removal costs. Sublessor shall submit copies of any bills or invoices provided by Prime Landlord for such additional services and Sublessee shall pay these additional costs as and when the same become due.
4. Incorporation of Provisions of Prime Lease By Reference.
(a) Subject to the modifications set forth in this Article 4 and except as otherwise provided in this Sublease or to the extent inconsistent with the provisions herein, the terms, covenants and conditions of this Sublease shall be the same as the terms, covenants and conditions contained in the Prime Lease, all of which, as modified hereby, (i) are incorporated herein by reference, (ii) are, as to those to be performed or complied with by the tenant named therein, hereby assumed by Sublessee, and (iii) shall have the same force and effect as though herein set forth at length and as though Sublessor and Sublessee were respectively the “Owner”, “Landlord” and “Tenant” named therein and as if the term “this lease” or “this Lease” as used therein referred to this Sublease. All acts to be done by Sublessor, as tenant under the Prime Lease with respect to the 23rd Floor Premises, and all obligations of Sublessor as tenant to Prime Landlord under the Prime Lease, shall be done or performed by Sublessee, except as otherwise expressly provided by this Sublease. Sublessee shall not do, nor permit to be done, any act or thing which would result in an increase of Sublessor’s Base Rent or additional rent or any other obligation or liability of Sublessor under the Prime Lease or which is or, with notice or the passage of time, would be a default under the Prime Lease. For the purposes of incorporation herein, the terms of the Prime Lease are subject to the following additional modifications:
(i) Subject to any other specific provisions contained in this Sublease requiring the consent of Sublessor, in all provisions of the Prime Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Prime Landlord, Sublessee shall be required to obtain the approval or consent of both Sublessor and Prime Landlord. Sublessee shall provide Sublessor with notice and copies of any consents or approvals it receives from Prime Landlord. Sublessor shall not withhold or delay its consent to any matter to which Prime Landlord has consented provided that a consent by Sublessor to the same shall not in any way adversely affect Sublessor or its use or occupancy of the 25th Floor Premises.
(ii) In all provisions of the Prime Lease requiring Sublessor, as tenant, to submit, exhibit to, supply or provide Prime Landlord with evidence, certificates, or any other matter or thing, Sublessee shall be required to submit, exhibit to, supply or provide, the same to both Prime Landlord and Sublessor.

(iii) The following provisions of the Original Prime Lease are hereby deleted for purposes of incorporation of the Prime Lease into this Sublease: Witnesseth clause, Article 1 (except 1.03); Article 2 (except 2.01); 7.05; 7.06; Article 10; 11.08; Article 12; 22.01; 23.05; 29.01 (except with respect to notices to Prime Landlord); Article 33; the first sentence of Section 34.07; Section 34.10; Section 34.19; and all of the First Amendment.
(iv) Wherever used in the Prime Lease, the term “term of this Lease”, “term” or “Term” shall mean the 23rd Floor Sublease Term and the term “demised premises”, “Demised Premises”, or “premises” shall mean the 23rd Floor Premises.
(b) Notwithstanding any provision of this Sublease or the Prime Lease as incorporated herein by reference to the contrary, (i) representations and/or warranties made by Prime Landlord under the Prime Lease, if any, shall be deemed to be the representations and/or warranties, solely of Prime Landlord and not of Sublessor, and (ii) Sublessor shall have no obligation to perform any work or provide any services in or to the 23rd Floor Premises or to perform any other obligation which is the obligation of Prime Landlord under the Prime Lease (including, without limitation, the furnishing of heat, air conditioning, water, cleaning, painting, electricity, installations, maintenance, repairs, or elevator service), but Sublessee shall be entitled to have the benefit of all work and services to be provided by Prime Landlord in or to the 23rd Floor Premises, and all other obligations to be performed by Prime Landlord pursuant to the Prime Lease.
(c) Furthermore, Sublessor shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the 23rd Floor Premises by the Prime Landlord or otherwise, including without limitation, heat, air conditioning, water, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Sublessee’s obligation under this Sublease (except as may be provided therefor in the Prime Lease and actually received under the Prime Lease), (ii) actual or constructive eviction, whether in whole or in part (except as may be provided therefor in the Prime Lease and actually received under the Prime Lease), or (iii) liability on the part of Sublessor except, in each case, to the extent that the failure to obtain such an abatement arises solely from Sublessor’s default beyond all notice and cure periods under the Prime Lease (which does not result from or is otherwise related or attributable to any corresponding default of Sublessee).
(d) Sublessee agrees that it shall be the sole responsibility of Prime Landlord to provide any work, repairs, restoration, equipment, access and/or services to and for the 23rd Floor Premises including, without limitation the items provided in Sections 4.04, 7.05 and Article 19 of the Prime Lease as well as insurance for the Building, except for such insurance as may be required of Sublessor as tenant under the Prime Lease. Sublessee shall not have the right to require or obtain performance by Sublessor, and Sublessee shall have no claim against Sublessor, by reason of Prime Landlord’s failure or refusal to comply with any of the terms of the Prime Lease on its part to be performed. Sublessor shall use commercially reasonable efforts (to the extent such efforts require incurring reasonable costs, such costs shall be promptly reimbursed by Sublessee to Sublessor within ten (10) days after demand by

Sublessor) to obtain such performance and compliance on the part of Prime Landlord, but Sublessor shall not be obligated to commence any legal action or proceeding against Prime Landlord. If Prime Landlord shall default in any of its obligations to Sublessor with respect to the 23rd Floor Premises, Sublessee shall have the right to notify Sublessor, and Sublessor shall promptly notify Prime Landlord and demand performance. Sublessee shall be entitled to participate with Sublessor in the enforcement of Sublessor’s rights against Prime Landlord, but Sublessor shall have no obligation to bring any action or proceeding or to take any steps to enforce Sublessor’s rights against Prime Landlord. Sublessee acknowledges that except as otherwise specifically provided in this Sublease, the failure of Prime Landlord to provide any services or to comply with its obligations under the Prime Lease shall not entitle Sublessee to any abatement or reduction in rent payable hereunder unless Sublessor receives an equivalent abatement of rent or additional rent under the Prime Lease with respect to the 23rd Floor Premises for such failure but Sublessee shall receive its proportionate share of any reduction or abatement in rent received by Sublessor with respect to the 23rd Floor Premises as and when actually received by Sublessor. Notwithstanding the foregoing, in the event that Prime Landlord shall default in any of its obligations to Sublessor under the Prime Lease with respect to the 23rd Floor Premises and such default is continuing after any applicable notice and cure periods or other reasonable time period, Sublessee shall have the right to bring any action or proceeding to enforce Sublessor’s rights against Prime Landlord in its own name or in Sublessor’s name (but only if required to bar a defense on the basis of lack of privity or similar defense or procedural rule) at Sublessee’s sole cost and expense, provided that (x) Sublessee obtains Sublessor’s consent (which shall not be unreasonably withheld) to bring an action against the Prime Landlord prior to commencing any such action, (y) no default beyond any notice and cure periods on the part of Sublessee exists under this Sublease, and (z) Sublessee shall indemnify and hold harmless Sublessor from and against all liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, which Sublessor shall suffer or incur by reason of any action that Sublessee brings against Prime Landlord. Sublessor shall reasonably cooperate with Sublessee, at Sublessee’s expense, in connection with any such action brought by Sublessee; provided, however, that Sublessor shall not be required to cooperate to the extent Sublessor could be subject to liability under the Prime Lease or if such action may cause a default or cancellation, for failure or termination of the Prime Lease.
(e) Sublessee agrees that Sublessor shall not be required to dispute any determinations or other assertions or claims of Prime Landlord regarding the obligations of Sublessor under the Prime Lease for which Sublessee is responsible under the terms of this Sublease. In the event that Sublessee notifies Sublessor that Sublessee would like Sublessor to dispute any determination (or exercise any audit rights, if available to Sublessor under the Prime Lease) or other assertions or claims of Prime Landlord under the Prime Lease, and provided that Sublessor elects not to dispute any such determinations, assertions or claims by Prime Landlord (or exercise any such audit rights, if available), Sublessor agrees to notify Sublessee of such election (with advance notice to Sublessee such that Sublessee has a reasonable period of time to dispute same or exercise such rights before the effectiveness of such determinations, assertions or claims) and hereby grants Sublessee the right to dispute the same or exercise such rights in Sublessee’s own name with Sublessor’s consent, such consent not to be unreasonably withheld or delayed, and the right to resolve such disputes to its own satisfaction, provided that (i) Sublessee shall bear any and all costs and expenses of any such dispute and/or settlement and (ii) Sublessor shall not be bound, without its consent, by any settlement, agreement or resolution reached by Sublessee and Prime Landlord in regard to any such dispute, or by any decree, judgment or penalty resulting therefrom.

5. Condition of Premises. Sublessee has examined the 23rd Floor Premises and shall accept the same in its “AS-IS” “WHERE IS” condition on the 23rd Floor Sublease Commencement Date. Sublessee acknowledges and agrees that neither Sublessor nor any of the Sublessor’s agents, employees or representatives have made any representations or warranties, either express or implied, with respect to the 23rd Floor Premises or the use thereof by Sublessee. Sublessee further acknowledges and agrees that neither Sublessor nor Prime Landlord shall have any construction obligation with respect to the 23rd Floor Premises or to otherwise prepare the 23rd Floor Premises for Sublessee’s occupancy; provided, however, Sublessor shall deliver the 23rd Floor Premises on the 23rd Floor Sublease Commencement Date broom clean and vacant except that Sublessor shall not remove the furniture currently existing in the 23rd Floor as further provided in Article 20 hereof.
6. Notices.
(a) Any notice, statement, demand or other communication required to be given, rendered or made by either party to the other, shall be in writing and shall be deemed to have been properly given, rendered or made, if sent by overnight courier, or if sent by registered or certified mail, return receipt requested, addressed to the other party at the other party’s address hereinabove set forth and shall be deemed to have been given, rendered or made on the second day after so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands or other communications intended for it.
(b) Each party hereto shall deliver to the other all notices, requests, demands or other communications received by such party from Prime Landlord which relate to the 23rd Floor Premises or any portion thereof, the Prime Lease or this Sublease, immediately after receipt thereof from Prime Landlord.
7. Subordination.
(a) This Sublease is and shall be subject and subordinate to, all the covenants, agreements, terms, provisions and conditions of the Prime Lease and any amendments and supplements to the Prime Lease hereafter made between Prime Landlord and Sublessor, provided that any such amendment or supplement to the Prime Lease will not prevent the use by Sublessee of the 23rd Floor Premises in accordance with the terms of this Sublease, materially increase the obligations of Sublessee or materially decrease the rights of Sublessee under this Sublease or shorten the 23rd Floor Sublease Term unless the same is expressly permitted under the current terms of the Prime Lease and provided further that the foregoing shall not diminish any existing rights of Sublessor under the Prime Lease. Sublessor will provide notice to Sublessee prior to any material modification of the Prime Lease that in any way affects Sublessee’s use or occupancy of the 23rd Floor Premises. Sublessor shall not voluntarily terminate the Prime Lease except as otherwise expressly provided in the Prime Lease under the casualty and condemnation provisions thereof. This Sublease is subject and subordinate to the Prime Lease and to all matters to which the Prime Lease is subordinate including, without limitation, all ground or underlying Subleases and to all mortgages which may now or hereafter affect such Subleases or the real property of which the 23rd Floor Premises are a part and all renewals, modifications, replacements and extensions of any of the foregoing. The provisions of this Article 7 shall be self-operative and no further instrument of subordination shall be required.

(b) In the event of termination, re-entry or dispossess by Prime Landlord under the Prime Lease, Prime Landlord may at its option, take over the right, title and interest of Sublessor under this Sublease, and Sublessee shall, at Prime Landlord’s option, attorn to Prime Landlord pursuant to the then executory provisions of this Sublease except that Prime Landlord shall not (i) be liable for any previous acts or omission of Sublessor under this Sublease or (ii) be subject to any offset, not expressly provided in this Sublease, which thereto accrued to Sublessee against Sublessor.
8. Sublessee’s Default.
(a) If Sublessee shall be in default of any term, covenant or condition of this Sublease, Sublessor shall have available to it all of the remedies available to Prime Landlord under the Prime Lease in the event of a like default or failure on the part of the tenant thereunder. The mention in this Sublease of any particular right or remedy shall not preclude Sublessor from exercising, any and all other rights and remedies available to it under law.
(b) The time limits contained in the Prime Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right (including any right to cure a default), remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same by three (3) days in each instance, unless such time limit is ten (10) days or less, in which event it shall be shortened by two (2) days (but in no event to less than two (2) days), so that notices may be given, demands made, any act, condition or covenant performed, or any right, remedy or option hereunder exercised by Sublessor within the time limit relating thereto contained in the Prime Lease. Notwithstanding anything to the contrary in this Sublease, if any of the express provisions of this Sublease shall conflict with any of the provisions incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease.
(c) If the Prime Lease shall be terminated by reason of a default on the part of Sublessee with respect to any of the terms or conditions of this Sublease, Sublessor shall be entitled to either (i) recover from Sublessee as liquidated damages (A) such amount or amounts as will be equal to the damages which Prime Landlord shall recover from Sublessor in connection with such termination of the Prime Lease, and (B) the expenses incurred by Sublessor in collecting amounts referred to in clause (A) above, including, but not limited to, reasonable attorneys’ fees and expenses, or (ii) recover from Sublessee the damages to which Sublessor is entitled under the terms of this Sublease or the Prime Lease. Regardless of whether Sublessor elects to recover damages pursuant to either clause (i) or (ii) above, such election shall not preclude Sublessor from exercising any or all of its other rights and remedies under this Sublease or the Prime Lease, to the extent said rights and remedies are incorporated herein.

9. Assignment and Subletting.
(a) Notwithstanding anything to the contrary herein or in the Prime Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease), Sublessee shall not, whether voluntarily, involuntarily, or by operation of law or otherwise (i) assign or otherwise transfer this Sublease or the term and estate hereby granted, (ii) further sublet the 23rd Floor Premises or any part thereof, or allow the same to be used or occupied by anyone other than Sublessee or in violation of Article 5 of the Prime Lease, or (iii) mortgage, pledge, encumber or otherwise hypothecate this Sublease or the 23rd Floor Premises or any part thereof in any manner whatsoever, without in each instance obtaining the prior written consent of (x) Prime Landlord, as provided in the Prime Lease and (y) Sublessor which consent shall not be unreasonably withheld or delayed pursuant to the same provisions of the Prime Lease requiring Prime Landlord’s consent.
(b) If this Sublease be assigned, whether or not in violation of the provisions of this Sublease, Sublessor may collect rent from the assignee. If the 23rd Floor Premises or any part thereof are further sublet or used or occupied by anybody other than Sublessee, whether or not in violation of the provisions of this Sublease, Sublessor may, after the occurrence of a default by Sublessee hereunder, collect rent from the Sublessee or occupant. In either event, Sublessor may apply the net amount collected to the Base Rent and additional rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Article 9 hereof or any other provision of this Sublease, or the acceptance of the assignee, Sublessee or occupant as Sublessee, or a Sublease of Sublessee from the performance by Sublessee of Sublessee’s obligation under this Sublease. The consent by Sublessor to any assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Sublessee from obtaining the express written consent of Sublessor to any other or further assignment, mortgaging or subletting or use or occupancy by others. In no event shall Sublessee be relieved of any liability under this Sublease if the Sublease is assigned or the 23rd Floor Premises are further sublet and Sublessee shall indemnify and hold harmless Sublessor from and against any liability, fines, suits, claims, demands, actions, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) of any kind or nature of anyone whomsoever which are due to or arise out of any assignments, subleases or proposed assignments or subleases by Sublessee.
(c) Sublessee agrees that (x) this Sublease is subject to all the terms, covenants and conditions of the Prime Lease, (y) Sublessee shall not have the right to further assignment, sublease or transfer without the consent of Prime Landlord and Sublessor except that with respect to the first sub-subletting only by Sublessee, Sublessor’s consent shall not be unreasonably withheld, subject to compliance with the terms of the Prime Lease (including Section 11.06 thereof) and (z) Sublessor may withhold its consent in its sole discretion to any further sublease, assignment or transfer. In addition, Sublessee acknowledges that the provisions of Section 11.05(e) of the Original Prime Lease shall apply hereto and agrees that Sublessor shall be entitled to one hundred percent (100%) of any excess rent or consideration payable as a result of any sublease of the 23rd Floor Premises by Sublessee, to the extent that Sublessor is required to pay the same to the Prime Landlord under the Prime Lease.

(d) Notwithstanding the foregoing, to the extent permitted in the Prime Lease, Sublessee shall have the right to assign this Sublease to any affiliate of Sublessee or to any purchaser or successor by way of merger of Sublessee or to sublease all or a portion of the 23rd Floor Premises to any affiliate of Sublessee without Prime Landlord’s and Sublessor’s consent provided all the requirements of “Tenant” and conditions under Sections 11.02 and 11.03 of the Prime Lease are satisfied by Sublessee.
10. Indemnification.
(a) Sublessee shall not do or permit any act or thing upon the 23rd Floor Premises which may subject Prime Landlord or Sublessor to any liability or responsibility for injury or damage to persons or property or to any liability by reason of any violation of law or of any legal requirement of any public authority, but shall exercise such control over the 23rd Floor Premises as to fully protect Prime Landlord and Sublessor against any such liability. Sublessee shall indemnify and hold harmless Prime Landlord and Sublessor from and against any and all liability, fines, suits, claims, demands, actions, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) of any kind or nature of anyone whomsoever which are due to or arise out of (i) any breach, violation, non-observance or non-performance of any term, covenant, or condition contained in this Sublease or the Prime Lease on the part of Sublessee to be fulfilled, kept, observed or performed; and/or (ii) any damage to property occasioned by Sublessee’s use or occupancy of the 23rd Floor Premises; and/or (iii) any injury to any person or persons, including death resulting at any time therefrom, occurring in or about the 23rd Floor Premises, and caused by or resulting from the fault of the Sublessee, its agents, employees, contractors, visitors, or licensees; provided, however, that nothing in this Section 10(a) shall extend Sublessee’s indemnification obligation to any damage or injury to the extent caused by reason of the gross negligence or willful misconduct of Sublessor, Prime Landlord or their respective agents and employees or arising from acts or omissions of third parties prior to the 23rd Floor Sublease Commencement Date.
(b) Sublessor shall indemnify and hold harmless Prime Landlord and Sublessee from and against any and all liability, fines, suits, claims, demands, actions, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) of any kind or nature of anyone whomsoever which are due to or arise out of (i) any breach, violation, non-observance or non-performance of any term, covenant, or condition contained in this Sublease on the part of Sublessor to be fulfilled, kept, observed or performed; and/or (ii) any injury to any person or persons, including death resulting at any time therefrom, occurring in or about the 23rd Floor Premises, and caused by or resulting from the fault of the Sublessor, its agents, employees, contractors, visitors, or licensees and which arose prior to the 23rd Floor Sublease Commencement Date.

11. Security. In order to secure the performance and observance of its obligations hereunder, Sublessee shall deposit with Sublessor, upon Sublessee’s execution hereof, One Hundred Eighty-One Thousand Six Hundred and Twelve Dollars and 25/100 ($181,612.25) (the “Security Deposit”).
(a) Sublessee shall deliver the Security Deposit to Sublessor in the form of a clean, irrevocable letter of credit in the amount of the Security Deposit, in the form attached hereto as Exhibit A or such other form as shall be approved by Sublessor (the “Letter of Credit”) issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association with offices for banking and drawing purposes in New York City, (the “Issuing Bank”), which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation, “Aa” or better by Moody’s Investors Service and “AA” or better by Standard & Poor’s Ratings Service (and is not on credit-watch with negative implications). The Letter of Credit shall (i) name Sublessor as beneficiary, (ii) be in the amount of the Security Deposit, (iii) have a term of not less than one year, (iv) permit multiple drawings, (v) be fully transferable by Sublessor multiple times without the consent of Sublessee, (vi) be payable to Sublessor or an authorized representative of Sublessor upon presentation of only the Letter of Credit and a sight draft and shall not contain as a condition to a draw the requirement of Sublessor’s certification or other statement as to the existence of Sublessee’s default, and (vii) otherwise be in form and content reasonably satisfactory to Sublessor. If upon any transfer of the Letter of Credit by Sublessor, any fees or charges shall be so imposed, then such fees or charges shall be paid by Sublessor. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Sublease Term through the date that is at least thirty (30) days after the Sublease Expiration Date, unless the Issuing Bank sends a notice (the “Non-Renewal Notice”) to Sublessor by certified mail, return receipt requested, not less than sixty (60) days prior to the then-current expiration date of the Letter of Credit, stating that the Issuing Bank has elected not to renew the Letter of Credit. Except as otherwise provided, herein, Sublessee shall obtain, throughout the Sublease Term, in the event of the termination of the Letter of Credit, replacement letters of credit in lieu thereof no later than thirty (30) days prior to any non-renewal of the Letter of Credit. If Sublessee fails to obtain any replacement of the Letter of Credit within the time frames specified herein, Sublessor shall have the right, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Section 11. The Letter of Credit shall state that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in New York City. The Letter of Credit shall be subject in all respects to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590. Sublessee shall cooperate, at Sublessee’s expense, with Sublessor to promptly execute and deliver to Sublessor any and all modifications, amendments, and replacements of the Letter of Credit, as Sublessor may reasonably request to carry out the intent, terms and conditions of this Section 11.
(b) If Sublessee shall be in default of any of the terms, covenants or conditions of this Sublease beyond applicable grace and cure periods, the Sublessor may receive all or a portion of the Security Deposit represented by the Letter of Credit and use, apply or retain the whole or any part of such proceeds, as the case may be, to the extent required to pay any and all amounts owed by Sublessee to Sublessor pursuant to the provisions of this Sublease. Sublessor shall have the right to apply any part of the Security Deposit to cure any default of Sublessee, without notice to Sublessee, and regardless of the exercise of any other remedy Sublessor may have by reason of such default. If Sublessor uses, applies or retains any part of the Security Deposit, Sublessee, within five (5) business days after Sublessor’s demand shall deliver to Sublessor an amendment of the Letter of Credit that increases the amount thereof so applied or retained, or provide Sublessor with an additional letter of credit in the amount so applied or retained so that the Sublessor shall have the full Security Deposit on hand at all times during the Sublease Term.

(c) Sublessor acknowledges that it is holding a letter of credit in the amount of $ 108,150.68. Sublessee may satisfy the requirements for providing the Letter of Credit hereunder by either delivering an additional Letter of Credit to Sublessor in the amount of $ 73,461.57 or providing a new Letter of Credit to Sublessor for the full amount of the Security Deposit and Sublessor shall thereafter promptly return the existing Letter of Credit to Sublessee. If the current Letter of Credit shall continue to be used, Sublessee hereby waives any rights it has to obtain the return of such Letter of Credit under the 25th Floor Sublease and the terms of this Sublease only shall hereafter apply to the existing Letter of Credit.
(d) If this Sublease expires prior to the Sublease Expiration Date, Sublessor shall return the original Letter of Credit to Sublessee thirty (30) days after such earlier termination date provided that at that time Sublessor shall not have any reason to draw down on the Letter of Credit pursuant to the terms of this Sublease.
(e) Notwithstanding the foregoing, if the Letter of Credit required hereunder has not been issued as of the date that Sublessee executes and delivers this Sublease to Sublessor, Sublessee shall use its best efforts to deliver such Letter of Credit to Sublessor no later than the date which is forty-five (45) days after an original of this Sublease executed by Sublessee is delivered to Sublessor. If such Letter of Credit is not delivered within said forty-five (45) day period, Sublessee shall, instead, provide the additional required Security Deposit by check made payable to Sublessor. Sublessor shall not be required to deposit the cash portion of the Security Deposit in an interest bearing account and Sublessee hereby waives any rights to interest earned on the cash portion of the Security Deposit. If Sublessor uses any part of the cash Security Deposit as provided in this Sublease, then Sublessee shall pay to Sublessor within ten (10) days after demand the amount so applied in order to restore the Security Deposit to its original amount. Within four (4) business days after Sublessor’s receipt of the additional Letter of Credit required hereunder, Sublessor shall return the corresponding portion of the cash Security Deposit then held by Sublessor to Sublessee by check payable to Sublessee. If Sublessor fails to so return such cash portion of the Security Deposit to Sublessee within the prescribed four business day period, then Sublessor shall pay Sublessee interest thereon at an annual rate of three percent (3%) commencing on the fifth business day after Sublessor fails to deliver such cash portion of the Security Deposit to Sublessee as required and ending on the day that Sublessor so delivers such cash Security Deposit to Sublessee. If Sublessee fails to provide the Letter of Credit or the additional cash portion of the Security Deposit within the forty-five (45) day period referenced above, Sublessee shall be deemed to be in default of this Sublease.

12. Alterations. Sublessee shall not make or permit the making of any alteration, addition, change, replacement, installation or addition in or to the 23rd Floor Premises without in each instance obtaining the prior written consent of (x) Prime Landlord pursuant to the terms of the Prime Lease and (y) Sublessor which consent of Sublessor shall not be unreasonably withheld, conditioned or delayed provided that (i) such alterations are consistent with and are for the purposes of a first-class office use, (ii) are in compliance with all provisions of the Prime Lease, (iii) Prime Landlord shall have granted its consent to such alterations, if required under the Prime Lease and (iv) the proposed alteration does not in any way affect or change the existing wiring or telecommunications systems in the 23rd Floor Premises. Notwithstanding anything to the contrary herein, Sublessee shall be required to remove any alterations, additions, changes, replacements, installations or additions to the 23rd Floor Premises made by Sublessee prior to the Sublease Expiration Date, to the extent the same are or may be required to be removed under the Prime Lease. Sublessee shall not be required to remove any improvements made to the 23rd Floor Premises by Sublessor prior to the 23rd Floor Sublease Commencement Date provided, however, that Sublessee shall pay for any additional costs incurred by Sublessor to remove such alterations to the extent such additional costs are the result of any (x) alterations made to the 23rd Floor Premises by or on behalf of Sublessee after the 23rd Floor Sublease Commencement Date, (y) default by Sublessee under this Sublease and/or (z) failure by Sublessee to vacate the 23rd Floor Premises as required under this Sublease.
13. Brokerage. Sublessor and Sublessee represent and warrant to each other that Studley, Inc. and George Comfort and Sons, Inc. (collectively the “Brokers”) are the only real estate brokers or agents with which each has had dealings, either direct or indirect, in connection with this transaction. Sublessor shall pay any brokerage commissions to the Brokers pursuant to a separate agreement or agreements between Sublessor and the Brokers. Each of Sublessor and Sublessee shall indemnify, and hold the other harmless from and against any loss or damage, including attorneys’ fees and expenses, resulting from a misrepresentation or failure to perform by such party under this Article. The provisions of this Section shall survive the expiration or earlier termination of this Sublease.
14. Successors and Assigns. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. If Sublessor assigns or transfers the leasehold estate under the Prime Lease, Sublessor shall be relieved and freed of all obligations under this Sublease to the extent such obligations are expressly assumed by the assignee or transferee.
15. Insurance. Sublessee shall maintain throughout the term of this Sublease, for the benefit of Sublessor and Prime Landlord naming each as additional insureds, such insurance as Sublessor shall be required to provide pursuant to the terms of the Prime Lease. Sublessee agrees that certificates of all such policies shall be delivered to Sublessor and Prime Landlord on or before the 23rd Floor Sublease Commencement Date.
16. Right to Cure Sublessee’s Defaults. If Sublessee shall at any time fail to make any payment or perform any other of its obligations hereunder beyond any applicable grace or cure period, then Sublessor shall have the right, but not the obligation, and without waiving or releasing Sublessee from any obligations of Sublessee hereunder, to make such payment or perform such other obligation of Sublessee in such manner and to such extent as Sublessor shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, including reasonable attorneys’ fees and expenses. Sublessee shall pay to Sublessor upon demand all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection herewith, together with interest thereon at the rate of one and one-half percent (1.5%) per calendar month or any part thereof or the then maximum lawful interest rate, whichever shall be less, from the date of the making of such expenditures.

17. Termination of Prime Lease. If for any reason the term of the Prime Lease shall terminate prior to the expiration date of this Sublease, this Sublease shall thereupon be terminated and Sublessor shall not be liable to Sublessee by reason thereof unless said termination shall have been effected because of the breach or default of Sublessor under the Prime Lease not caused or arising out of the negligence, misconduct or breach of the provisions of this Sublease by Sublessee, and/or its principals, partners, officers, employees, agents, contractors, subcontractors, guests and/or invitees, or any person claiming by, through or under Sublessee.
18. Prime Landlord Consent. Wherever in this Sublease Sublessee is required to obtain Sublessor’s consent or approval, Sublessee understands that Sublessor may be required to first obtain the consent or approval of Prime Landlord. Sublessor shall use commercially reasonable efforts, (to the extent such efforts require incurring reasonable costs, such costs shall be promptly reimbursed by Sublessee to Sublessor within ten (10) days after demand by Sublessor), to obtain Prime Landlord’s consent or approval (to the extent required); provided, however, the use of commercially reasonable efforts shall not include the commencement of any type of action against Prime Landlord to obtain such consent or approval. If Prime Landlord should refuse such consent or approval, Sublessor shall be released of any obligation to grant its consent or approval. Sublessee agrees, at its sole cost and expense, to pay any and all charges which may be due to Prime Landlord under the Prime Lease for any approvals by Prime Landlord with respect to the 23rd Floor Premises within ten (10) days after rendition of a bill for same by Sublessor; provided, however, that Sublessee shall pay for any charges that may be imposed by Prime Landlord in connection with its consent to this Sublease immediately upon demand by Prime Landlord. If the Prime Landlord’s consent to this Sublease or Sublessor’s occupancy of the 23rd Floor Premises pursuant to this Sublease is not received within thirty (30) days after the date this Sublease is fully executed by both Sublessor and Sublessee, either Sublessor or Sublessee may elect to cancel this Sublease by giving notice to the other any time thereafter, but prior to Prime Landlord’s consent being received by either party. If notice of cancellation has been given in accordance with the provisions of this Section 18, then (i) Sublessor shall not be obligated to take further action to obtain such consent, (ii) Sublessor shall promptly return any advance rent, or Security Deposit paid by Sublessee upon the execution hereof in connection with this Sublease, (iii) Sublessee shall relinquish any rights or claims it may have with respect to the 23rd Floor Premises and (iv) the 25th Floor Sublease shall not be terminated, but shall continue in full force and effect. Notwithstanding any provision contained in this Section 18, Sublessee shall not be required to reimburse Sublessor for attorneys’ fees and other costs incurred by Sublessor in connection with the preparation, negotiation and execution of this Sublease.
19. Holdover. If Sublessee shall hold over or remain in possession of any portion of the 23rd Floor Premises beyond the expiration date of this Sublease or the Prime Lease, Sublessee shall be liable to Sublessor not only for amounts due by Sublessor pursuant to the terms of the Prime Lease but for such additional damages as Sublessor may be liable on account of such holding over by Sublessee and Sublessee shall indemnify Sublessor for any charges or costs incurred by Sublessor due to Sublessee’s holding over in the 23rd Floor Premises.

20. Furniture. Sublessee shall leave and not remove any of the furniture identified on Exhibit B hereto on the 25th Floor Premises (the “25th Floor Furniture”) and represents that the 25th Floor Furniture is in good condition, subject to ordinary wear and tear from use during Sublessee’s occupancy of the 25th Floor Premises during the term of the 25th Floor Sulbease. Sublessee hereby waives all rights it has to the 25th Floor Furniture as of the 23rd Floor Sublease Commencement Date and represents that no Title Transfer (as defined in the 25th Floor Sublease) occurred with respect to the 25th Floor Furniture. Sublessor shall leave the furniture currently existing on the 23rd Floor Premises and shown on Exhibit D hereto (collectively the “23rd Floor Furniture”) in the 23rd Floor Premises for Sublessee’s use during the 23rd Floor Sublease Term. Except for the 23rd Floor Furniture, Sublessor shall remove all other items of furniture in the 23rd Floor Premises prior to the 23rd Floor Sublease Commencement Date. Sublessee acknowledges that it is aware of the physical condition of the 23rd Floor Furniture and agrees to accept same in their “as is” and “where is” condition on the date hereof, ordinary wear and tear and damage by casualty or any other matter excepted without representation or warranty by Sublessor as to its condition, state of repair or suitability for Sublessee’s use or any other matter related thereto and Sublessor shall have no liability or obligations of any nature whatsoever to Sublessee with respect to the 23rd Floor Furniture. Provided that this Sublease is not terminated prior to September 29, 2016 due to any default or breach by Sublessee, then title to the 23rd Floor Furniture shall automatically be transferred to Sublessee without further consideration one (1) day prior to the Sublease Expiration Date (the “Title Transfer”), and such title to the 23rd Floor Furniture shall automatically be deemed to have been accepted by Sublessee. Provided the Title Transfer occurs, Sublessee, at Sublessee’s cost and expense shall remove the 23rd Floor Furniture from the 23rd Floor Premises (together with all other property of Sublessee) no later than the Sublease Expiration Date and Sublessee shall repair all damage occasioned by the removal of the 23rd Floor Furniture from the 23rd Floor Premises. Sublessee shall indemnify and hold harmless Sublessor against and from any and all transfer or sales taxes incurred or arising from the transfer of the 23rd Floor Furniture to the Sublessee. Such indemnification shall include reasonable attorneys’ fees or disbursements paid or incurred in connection with the enforcement of the foregoing indemnification. The obligations of Sublessee under this Section 20 shall survive the expiration or termination of the 23rd Floor Sublease Term.
21. Casualty and Condemnation. Sublessee shall promptly advise Sublessor if the 23rd Floor Premises are damaged by fire or casualty. Notwithstanding anything to the contrary contained in this Sublease or in the Prime Lease, if the whole or any part of the 23rd Floor Premises shall be damaged by fire or casualty or is the subject of a condemnation, and if the Prime Lease is not terminated on account thereof by the Prime Landlord or Sublessor, then this Sublease shall remain in full force and effect and Sublessee’s obligation to pay Base Rent and any additional rent for the 23rd Floor Premises shall abate if and to the extent Base Rent and additional rent, as the case may be, payable by Sublessor under the Prime Lease for the 23rd Floor Premises is abated pursuant to the terms of the Prime Lease, provided, however, that if Sublessor is entitled to terminate the Prime Lease by reason of such casualty or condemnation, Sublessee may terminate this Sublease as to any corresponding part of the 23rd Floor Premises by written notice to Sublessor prior to the time Sublessor is required to give notice to Prime Landlord under the terms of the Prime Lease and this Sublease shall so terminate provided further that the Prime Lease and all Sublessor’s obligations under the Prime Lease with respect to the 23rd Floor Premises are correspondingly terminated. Sublessor shall not terminate or consent to termination of the Prime Lease in the event of casualty or condemnation pursuant to the terms of the Prime Lease without prior written consent of Sublessee, provided on condition that if Sublessee denies its consent to any such termination, then Sublessee shall pay all rent, costs and expenses, if any, payable with respect to or by reason of the decision not to terminate the Prime Lease including, without limitation, all rent and additional rent payable under the Prime Lease for the 23rd Floor Premises and the 25th Floor Premises, and shall indemnify and hold harmless Sublessor for all damages, costs and expenses that Sublessor incurs as a result of the Sublesee’s choice not to consent to such termination.
22. Enforcement. If any provisions of this Sublease or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. Each covenant, agreement, obligation or other provision of this Sublease on Sublessee’s part to be performed, shall be deemed and construed as a separate and independent covenant of Sublessee, not depending on any other provision of this Sublease. All terms and words used in this Sublease shall be deemed to include any other number and any other gender as the context may require.
23. Signage. Sublessee shall have the right to display its signage on the 23rd Floor Premises if and to the extent permitted by Prime Landlord and in accordance with the terms of the Prime Lease.
24. Recording. Sublessee shall not record this Sublease nor any memorandum thereof.
25. No Oral Modification. This Sublease may not be modified orally, but only in a writing signed by both parties.
26. New York Law. This Sublease shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.
27. Entire Agreement. This Sublease constitutes the entire agreement between the parties with respect to the 23rd Floor Premises and all representations and understandings have been merged herein. This Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties.

28. Representations and Warranties. (a) Sublessor represents and warrants to Sublessee as follows as of the date of execution and delivery of this Sublease that:
(i) The Prime Lease is in full force and effect;
(ii) The Prime Lease has not been modified, amended or supplemented;
(iii) Sublessor has not received any written notice of any default by Sublessor under the Prime Lease, which default remains uncured;
(iv) Sublessor holds the entire tenant’s interest in the 23rd Floor Premises under the Prime Lease free and clear of any liens, claims, mortgages, charges or encumbrances, subleases and occupancies (other than this Sublease and the Prime Lease), other than matters to which the tenancy of this Sublessor, as tenant under the Prime Lease, is or may be subordinate;
(v) There is no litigation or bankruptcy or insolvency proceedings pending or threatened against Sublessor with respect to the 23rd Floor Premises or which would prevent Sublessor from performing its obligations under this Sublease;
(vi) Sublessor has not received any written notice of any default from Prime Landlord for the 25th Floor Premises; and
(vii) Sublessor has not given or received any notice of any default under any provision of the 25th Floor Sublease.
(b) Sublessee represents and warrants to Sublessor as follows as of the date of execution of this Sublease that:
(i) the 25th Floor Sublease is in full force and effect;
(ii) Sublessee has not received any written notice of any default by Prime Landlord for the 25th Floor Premises;
(iii) Sublessee has not given or received any notice of any default under any provision of the 25th Floor Sublease.
29. Authority.
(a) Sublessee represents and warrants to Sublessor that (i) Sublessee is duly organized, validly existing and in good standing under the laws of the State of New York, and has the full right and authority to enter into this Sublease; and (ii) the execution, delivery and performance of this Sublease by Sublessee: (x) has been duly authorized, (y) does not conflict with any provisions of any instrument to which Sublessee is a party or by which Sublessee is bound, and (z) constitutes a valid, legal and binding obligation of Sublessee.
(b) Sublessor represents and warrants to Sublessee that (i) Sublessor is duly organized, validly existing and in good standing under the laws of the State of Delaware, has the authority to do business in the State of New York, and has the full right and authority to enter into this Sublease; and (ii) the execution, delivery and performance of this Sublease by Sublessor: (x) has been duly authorized, (y) does not conflict with any provisions of any instrument to which Sublessor is a party or by which Sublessor is bound, and (z) constitutes a valid, legal and binding obligation of Sublessor.

30. Counterparts. This Sublease may be executed in several counterparts, each of which shall be deemed an original. Such counterparts constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart. Facsimile signatures on these instruments shall be binding with the same force and effect as original signatures.
31. Quiet Enjoyment. So long as Sublessee pays the Base Rent and additional rent and performs all its other obligations hereunder, Sublessee may lawfully and quietly hold and enjoy the 23rd Floor Premises during the 23rd Floor Sublease Term without disturbance from Sublessor, subject to the terms and provisions of this Sublease and the Prime Lease.
32. Subordination of Renewal Option. Sublessor hereby waives any rights it may have to renew the term of the Prime Lease, including, but not limited to, Sublessor’s renewal option set forth in Section 11 of the First Amendment, and agrees that Sublessor shall not exercise any such renewal rights or agree to any other lease or occupancy arrangement for the 23rd Floor Premises for any time beyond the 23rd Floor Sublease Term, without the prior written consent of Subleasee, which consent may be withheld in Sublessee’s sole discretion.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.

SUBLESSOR:

Primus Financial Products, LLC

/s/ Richard Claiden Name: Richard Claiden
Its: Chief Executive Officer

SUBLESSEE:

Seaport Group Leasing, LLC

By: The Seaport Group, LLC, its sole member

/s/ Michael J. Meagher Name: Michael J. Meagher
Its: Managing Member
Sublessee’s Federal Tax Identification No.

EXHIBIT A
FORM OF LETTER OF CREDIT
[LETTERHEAD OF ISSUING BANK]
LETTER OF CREDIT DEPARTMENT
Issue Date:                                                                   , 2010                       Our Number:
No.
Irrevocable Commercial Letter of Credit

Applicant:

Beneficiary:	[Sublessor]

Amount (U.S.):	$[Full amount of Security Deposit]

Expiry:	[Expiration Date of the Sublease]
Gentlemen:
For the account of Applicant we hereby establish this Irrevocable Letter of Credit No.                                             in your favor for an amount of up to $                                            effective immediately, available by your drafts at sight when accompanied by this Irrevocable Letter of Credit.
All drafts must be marked “Drawn under                                            Bank, Irrevocable Letter of Credit No.                                              dated                                             , 2010.”
It is a condition of this Irrevocable Letter of Credit that it shall be payable in multiple drafts and shall be fully transferable by Beneficiary multiple times without any fees or charges payable by Beneficiary in connection therewith.
It is a condition of this Irrevocable Letter of Credit that it shall be automatically extended for additional periods of one year from the present or any future expiry date, unless, at least 60 days prior to any such expiry date, we notify you in writing at the above address, by certified or registered mail, return receipt requested, that we elect not to renew this Irrevocable Letter of Credit for such additional period. Upon receipt by you of such notice, you may draw drafts on us at sight for an amount not to exceed the balance remaining in this Irrevocable Letter of Credit within the then applicable expiry date.
We hereby agree with you that drafts drawn under and in accordance with the terms of this Irrevocable Letter of Credit will be duly honored by us on delivery of this Irrevocable Letter of Credit to this office as follows: [Bank address, including floor and attn. — THIS ADDRESS MUST BE IN MANHATTAN OR WITHIN A REASONABLE DISTANCE THEREOF].

In the event that the Applicants becomes a debtor in a case under Title 11 of the United States Code (the “Bankruptcy Code”), or in any other insolvency or similar proceeding, our obligations to the Beneficiary hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended, stayed, terminated or otherwise affected by reason thereof or by reason of any provisions of the Bankruptcy Code (including, but not limited to, Section 362 and 502(b) of the Bankruptcy code), or the provisions of any other insolvency or similar law.
This credit is subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590; provided, however, that in the event the expiration date occurs during an interruption of our business of the type described in such publication, then the expiration date shall be deemed to be automatically extended until the date which shall be five (5) days after the resumption of our business.

Authorized Signature

EXHIBIT B
25th FLOOR FURNITURE
TRADING ROOM
(16) Woodtronics Trading Desks, each desk 60" x 38" to center of spline — Black metal structure, curvilinear cherry wood surfaces, flush self venting spline, cpu cart, mobile pedestal in black laminate.
(16) Ergonomic task chairs with arms, red upholstery.
(1) Built-in cherry lateral filing credenza 146" x 28" with eight file drawers.
(1) Built-in cherry lateral filing credenza 72" x 28" with four file drawers.
(2) Flatscreen televisions
(All quad-type monitor arms and all telephones, including wall-mounted phone in server room to be removed.)
PRIVATE OFFICE #1
U configuration desk 66" x 30" with side surface and back unit with lateral file, cherry. Includes wall mounted overhead storage, task light and tack board. Desk Chair with arms, black leather.
(2) Guest/pull-up chairs, wood frame, upholstered seat.
Marker board.
PRIVATE OFFICE #2 (corner)
Double pedestal desk 72" x 36", cherry. Computer side table, cherry, with articulating keyboard arm. Lateral filing credenza 72" x 22", cherry.
(2) Guest/pull-up chairs, wood frame and upholstered seat. Marker board.
PRIVATE OFFICE #3
U shape desk 66" x 30" with side surface and back unit with lateral file, cherry. No overhead storage. Desk Chair with arms, black leather.
(2) Guest/pull-up chairs, wood frames and upholstered seat.
CONFERENCE ROOM
Conference table, 96" x 42", cherry, with connectivity at table top. Credenza 36" x 22" with doors.
(6) conference chairs with arms. Black leather.
(1) flatscreen television

WORKSTATION AREA
(4) Knoll workstations, each is 72" x 72", low tackable fabric wrapped panels, black perforated metal, wood worksurfaces.
(4) Ergonomic task chairs with arms, red upholstery.
(4) Articulating keyboard arms.
(3) five drawer lateral files30" wide.
(All computers, monitors, stands, servers, printers and any other associated computer equipment shall be removed.)
PANTRY
Refrigerator with bottom freezer, GE Monogram, stainless steel.
Ice maker, stainless steel.
Dishwasher, stainless steel.
Microwave, stainless steel.

EXHIBIT C
COMMENCEMENT DATE AGREEMENT
This Commencement Date Agreement (the “Agreement”) is entered into as of                                             , 2009, in accordance with the terms of that certain Sublease dated as of                                             , 2010 (the “Sublease”), between PRIMUS FINANCIAL PRODUCTS, LLC, a Delaware limited liability company (“Sublessor”), and SEAPORT GROUP LEASING, LLC, [confirm] a New York limited liability company (“Sublessee”), pursuant to which Sublessee subleases from Sublessor certain Premises on the 23rd Floor of that certain building known as 360 Madison Avenue, New York, New York (the “Premises”).
Sublessor and Sublessee agree that the Sublease Commencement Date (as such term is defined in the Sublease) of the Sublease is                                            , 2011.
IN WITNESS WHEREOF, Sublessor and Sublessee have entered into this Commencement Date Agreement as of the date first set forth above.

SUBLESSOR:	SUBLESSEE:

PRIMUS FINANCIAL PRODUCTS, LLC	SEAPORT GROUP LEASING, LLC

By: The Seaport Group, LLC, its sole member

Name:
Title:

Name:
Title:

EXHIBIT D
23rd FLOOR FURNITURE